DEFEASANCE PROMISSORY NOTE


Date of Note: December 6, 2002
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Note Amount:  $74,848,811.77
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                                    RECITALS

     WHEREAS, as of October 31, 1996, Maker (as hereinafter defined), together with certain other borrower parties executed and delivered that certain Promissory Note in the original, principal amount of $391,500,000.00 (the "Original Note") to Nomura Asset Capital Corporation, a Delaware corporation ("Original Lender");

     WHEREAS, Payee (as hereinafter defined) is the current owner and holder of the Original Note pursuant to an allonge to the Original Note executed by Original Lender in favor of Payee;

     WHEREAS, the Original Note is secured by certain Deeds of Trust, Assignments of Rents, Security Agreements, and Fixture Filings and certain Mortgages, Assignments of Rents, Security Agreements, and Fixture Filings executed and delivered by Maker and the current obligors under the Original Note (the "Other Borrower Parties") to Original Lender (collectively, the "Mortgages");

     WHEREAS, concurrently herewith, Maker is selling certain real property and improvements encumbered by two of the Mortgages and Maker is defeasing a portion of the indebtedness evidenced by the Original Note (the "Partial Defeasance");

     WHEREAS, in connection with the Partial Defeasance, Payee, Maker, and the Other Borrower Parties have agreed to sever the Original Note into two separate notes, the first being an Amended and Restated Promissory Note of even date herewith in the original principal amount of $264,090,845.98, executed by the Other Borrower Parties and secured by the Mortgages, and the second being this Defeasance Promissory Note (this "Note"), executed by the undersigned and secured by certain securities; and

     WHEREAS, the undersigned intend these recitals to be a material part of this Note.

     FOR VALUE RECEIVED, the undersigned having an address c/o Prime Retail, L.P., 100 East Pratt Street, Nineteenth Floor, Baltimore, Maryland 21202, as maker (hereinafter referred to as "Maker"), jointly and severally, do hereby covenant and promise to pay, in immediately available funds, to the order of LaSalle Bank National Association (f/k/a LaSalle National Bank), as Trustee under that certain Pooling and Servicing Agreement dated as of December 17, 1996 for Certificateholders of the Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-MD VI (hereinafter referred to as "Payee"), at Payee's address c/o CapMark Services, L.P., as Master Servicer, 245 Peachtree Center Avenue, Suite 1800, Atlanta, Georgia, 30303 or at such other place as Payee may from time to time designate in writing, the principal sum of Seventy Four Million Eight Hundred Forty-Eight Thousand Eight Hundred Eleven and 77/l00 Dollars ($74,848,811.77) or so much thereof as may be advanced (the "Loan Amount") and all other amounts due or becoming due hereunder, with interest thereon from the date hereof at the Interest Rate (as hereinafter defined), to be paid in lawful money of the United States of America, as herein provided.

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     Interest,  as calculated herein,  shall be computed for any Payment Date on the basis of a 360 day year for the actual number of days elapsed on so much of the Principal Amount as is outstanding as of the day preceding such Payment Date.

     SECTION 1. DEFINITIONS

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Mortgages.

     "Business Day" shall have the meaning given such term on the Account Agreement (as defined below).

     "Default Rate" shall mean the lesser of (a) the highest rate allowable by law and (b) three percent above the Interest Rate.

     "Defeasance  Documents"  shall have the meaning ascribed to them in Section
3.01 hereof.

     "Due Date" shall have the meaning set forth in Section 2.01(c) hereof.

     "Interest Accrual Period" shall mean each one (1) month period, which shall begin on the eleventh (11th) day of each calendar month and run through and include the tenth (10th) day of the following calendar month; provided, however, no Interest Accrual Period shall extend beyond the Maturity Date.

     "Interest Rate" shall mean a rate per annum equal to 7.782%.

     "Late Charges" shall mean four percent (4%) of any delinquent payment hereunder.

     "Legal Requirement" shall mean as to any Person, the articles of incorporation, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, agreement of partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgment, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Maturity Date" shall have the meaning set forth in Section 2.01 (a)(ii) hereof.

     "Maximum Amount" shall have the meaning set forth in Section 4.07 hereof.

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     "Monthly  Payment  Amount"  shall  have the  meaning  set forth in  Section
2.01(a)(i) hereof.

     "Payment" shall have the meaning set forth in Section 2.02(a) of this Note.

     "Payment Date" shall mean, with respect to each month, the eleventh (11th) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

     "Principal Amount" shall mean the original, principal amount of this Note, as such amount may be reduced or increased from time to time.

     "Principals" shall have the meaning set forth in Section 4.04 hereof.

     "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519).

     "Unscheduled Payments" shall mean any funds representing a voluntary or involuntary principal prepayment other than scheduled payments of principal made pursuant to the terms of this Note.

     SECTION 2. INTEREST AND AMORTIZATION PAYMENTS

     Section 2.01. (a) Payments under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:

(i) Commencing on the Payment Date occurring in December, 2002 and continuing on each Payment Date thereafter until the Maturity Date (as defined below), the principal and interest due under this Note shall be due and payable in equal monthly installments in the amount of $569,717.01 each (the "Monthly Payment Amount").

(ii) The entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges due hereon, shall be due and payable on the Payment Date occurring in November, 2003 (the "Maturity Date").

     (b) INTENTIONALLY DELETED.

(c) To the extent Payments are or become due and payable under this Note or any of the other Defeasance Documents (as hereinafter defined) on a day (the "Due Date") which is not a Business Day, such Payments are and shall be due and payable on the first Business Day immediately following the Due Date for such Payments and in such event, the interest which accrues on the Loan from the Due Date to the first Business Day immediately following the Due Date shall not be due and payable until the next succeeding Due Date.

     Section 2.02. Application of Payments.


     (a) Each and every payment (a "Payment") made by Maker to Payee in accordance with the terms of this Note and/or the terms of any of the other Defeasance Documents, including, without limitation, all payments of interest and principal shall be applied as follows:

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(i)  Payments  shall be applied (i) first,  to all interest  (other than Default
     Rate Interest) which shall be due and payable pursuant to the terms hereof as of the date the Payment is received; (ii) second, to the payment of Principal Amount; and (iii) third, to all Late Charges, Default Rate interest or premiums, if any, and other sums payable hereunder or under the other Defeasance Documents (other than those sums included in clauses (i) and (ii) of this Section 2.02(a)(i)) in such order and priority as determined by Payee in its sole discretion.

(ii) Unscheduled Payments, other than Payments received pursuant to Section 2.01(a)(ii), shall be applied on the Payment Date received, and if any Unscheduled Payment is received on a day other than a Payment Date, at the end of the Interest Accrual Period in which such unscheduled Payments are received (i) first, to the Principal Amount until the entire Principal Amount has been fully paid, and (ii) second, the balance, if any, in the manner provided in Section 2.02(a)(i) (to the extent applicable after giving effect to any payments previously made pursuant to this Section 2.02).

(iii)Payments received pursuant to Section 2.01(a)(ii) shall be applied at the times and in the manner set forth therein.

     (b) To the extent that Maker makes a Payment or Payee receives any Payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligators of Maker hereunder intended to be satisfied by such Payment or proceeds shall be revived and continue as if such Payment or proceeds had not been received by Payee.

     Section 2.03. Default Rate. Time is of the essence with respect to the times set forth herein for the repayment of the Principal Amount and the interest thereon. Should any amounts due hereunder or under any other Defeasance Document not be paid in full on the date when the same shall be due and payable (whether by acceleration, prepayment permitted hereunder or otherwise), then in such event, the rate of interest to be paid on the entire Principal Amount of this Note and all such other amounts due and payable under this Note and the Defeasance Documents shall be increased to the Default Rate and shall be computed from the Due Date through and including the date, if any, upon which such payment default is fully cured. The foregoing provisions shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Security Agreement or any other Defeasance Document, nor shall it be construed to limit in any way the application of the Default Rate.

     Section 2.04. Voluntary Prepayments and Defeasements. Maker shall not be permitted to prepay the Principal Amount of this Note prior to the Maturity Date. Maker shall have no rights to defease the Principal Amount of this Note.

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     SECTION 3. DEFAULTS

     Section 3.01. Defaults. This Note is secured, inter alia, by that certain Defeasance Pledge and Security Agreement of even date herewith (the "Security Agreement"). All terms, covenants, conditions and agreements of the Security Agreement hereby constitute part of this Note, as if the same had been fully set forth herein. Each Event of Default under the Security Agreement or any one or more of the other documents executed by Maker in connection with this Note or the Security Agreement, including, but not limited to, the Defeasance Account Agreement dated of even date herewith (the "Account Agreement"), the Defeasance Assignment and the Assumption and Release Agreement dated of even date herewith (collectively, the Security Agreement together with the Account Agreement and such other defeasance documents, the "Defeasance Documents") shall be an "Event of Default" hereunder.

     Section 3.02. Remedies. Upon the occurrence of an Event of Default, the entire Principal Amount, accrued and unpaid interest and all other sums due and payable hereunder, or under the Defeasance Documents shall become immediately due and payable at the option of Payee and immediately, and without notice to Maker, interest on the Principal Amount shall accrue at the Default Rate. If there is more than one Maker of this Note, subject to the provisions of Section
4.04 hereof, the undersigned Persons shall each be jointly and severally liable to pay the entire Principal Amount and all other sums becoming due hereunder or under the other Defeasance Documents.

     SECTION 4. MISCELLANEOUS

     Section 4.01. Waivers. (a) Maker acknowledges that the loan evidenced by this Note is a commercial transaction and, to the fullest extent permitted by Legal Requirements, as to this Note, the Security Agreement and any other Defeasance Documents securing this Note, Maker hereby waives all applicable exemption rights, whether under the constitution of the State of New York or otherwise and also waives valuation and appraisement, presentment, protest, and demand, notice of protest, demand and dishonor and nonpayment of this Note and, except as specifically provided herein or in the other Defeasance Documents, all other notices or demands to the fullest extent permitted pursuant to Legal Requirements, and hereby expressly agrees that the maturity of this Note or payment hereunder, may be extended from time to time without in any way affecting the liability of maker or of any guarantor of this Note. No notice to, or demand on Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Maker further consents to the release of any person liable for this obligation without affecting the liability of any other party hereto or any guarantor hereof. The remedies of Payee provided herein, in the Security Agreement and the other Defeasance Documents, are cumulative and concurrent, and may be pursued singly, successively, or together, at the sole discretion of Payee, and may be exercised as often as the occasion therefor shall occur. Any delay on the part of Payee in exercising any right hereunder shall not operate as a waiver of any right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent default.

     (b) This Note cannot be modified, terminated, extended, amended or discharged orally. No requirement hereof may be waived at any time except by a writing signed by Payee, nor shall any waiver be operative upon other than a single occasion. All rights and remedies herein specified are intended to be cumulative and not in substitution for any right or remedy otherwise available. In any action or proceeding to recover any sum herein provided for, to the extent permitted by applicable Legal Requirements, no defense of adequacy of security, or that resort must first be had to any other Person, shall be asserted. All references herein to Maker and to Payee shall be deemed to include its successors and assigns.

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     Section 4.02.  Taxes.  Maker agrees that if, at any time, the United States of America, or any State or Commonwealth thereof or any subdivision of any such State, shall require revenue or other stamps to be affixed to this Note or the Security Agreement, or impose any other tax or charges on the same, Maker will pay the same, with interest and penalties thereon, if any.

     Section 4.03. Invalidity. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Note, and the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

     Section 4.04. Exculpation. Notwithstanding any provision herein or in any of the other Defeasance Documents to the contrary, except as set forth in this
Section 4.04, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note, the Security Agreement or the other Defeasance Documents by an action or proceeding wherein a money judgment shall be sought against Maker or any judgment shall be sought against any director, officer, employee, partner or stockholder of Maker, or its general partners (all of the foregoing, collectively, "Principals"). Payee, by accepting this Note, the Security Agreement and the other Defeasance Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker or any judgment, including a judgment for specific performance, against its Principals or any one or more of them in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Agreement or the other Defeasance Documents except to the extent necessary or appropriate to proceed against or execute or foreclose on any or all of the collateral granted to Payee under the Defeasance Documents. The provisions of this Section 4.04 shall not, however, (a) impair the validity of the indebtedness evidenced by this Note or in any way affect or impair the lien of the Security Agreement or any of the other Defeasance Documents, or the right of Payee to enforce the Security Agreement or otherwise realize upon any collateral securing this Note following an Event of Default; (b) impair the right of Payee to name Maker or any other Person as a party defendant in any action or suit for enforcement under the Security Agreement to the extent necessary to realize upon any collateral securing this Note; (c) INTENTIONALLY DELETED; (d) impair the enforcement of the Defeasance Documents; (e) impair the right of Payee to bring suit with respect to, or Maker's personal liability for, fraud or intentional misrepresentation by Maker or any other Person in connection with this Note, the Security Agreement or any other Defeasance Document; (f) INTENTIONALLY DELETED;
(g) INTENTIONALLY DELETED; (h) INTENTIONALLY DELETED; (i) prevent or in any way hinder Payee from exercising, or constitute a defense, or counterclaim or other basis for relief in respect of the exercise of, any other remedy against the collateral securing the Note as provided in the Defeasance Documents or as prescribed by law or in equity in case of Defaults or Events of Default; (j) prevent or in any way hinder Payee from exercising, or constitute a defense, a counterclaim, or other basis for relief in respect of the exercise of its remedies in respect of any judgments or other sums due from Maker to Payee other than under the Defeasance Documents; (k) INTENTIONALLY DELETED; or (l) impair the rights of Payee to bring an action with respect to Maker's obligations or liabilities under the Defeasance Documents if the Securities (as defined in the Security Agreement) pledged under the Defeasance Documents are insufficient (without taking into account (i) reinvestment income, or (ii) failure by any obligor to satisfy its obligations under the Securities) to make timely payments in accordance with this Note and the Defeasance Documents, including payment of this Note in full on the Maturity Date.

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     Section 4.05.  Governing Law. (a) This Note was negotiated in New York, and delivered by Maker and accepted by Payee in the State of New York, and the proceeds of this Note were disbursed from New York, which State Maker agrees has a substantial relationship to Payee and Maker and to the transaction embodied hereby, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in such State (without regard to the conflicts of law rules thereof) and any applicable law of the United States of America. To
the  fullest  extent  permitted  by  law,  Maker  hereby   unconditionally   and
irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to ss.5-1401 of the New York General Obligations Law.

     (b) Any legal suit, action or proceeding against Maker or Payee arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint C.T. Corporation, having an address at 1633 Broadway, New York, New York 10019, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Security Agreement, shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding in the State of New York. Maker (i) shall give prompt notice to the payee of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute it its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

Section 4.06.     [Intentionally Omitted]

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     Section  4.07.  Maximum  Amount.  It is the intention of Maker and Payee to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Maker and Payee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to payee as interest hereunder or under the other Defeasance Documents exceed the maximum permissible under applicable usury or such other laws (the "Maximum Amount"). In the event, for any reason whatsoever, any payment by or act of Maker pursuant to the terms hereof or pursuant to any requirements of any provision hereof or of the Defeasance Documents shall result in payment of interest which would exceed the Maximum Amount, then ipso facto the obligation of Maker to pay interest or perform such act or requirement shall be reduced to the limit authorized under such Legal Requirements, so that in no event shall Maker be obligated to pay any interest, perform any act, or be bound by any requirement which would result in payment of interest in excess of a sum which is lawfully collectible, and all sums in excess of those lawfully collectible as interest shall, without further agreement or notice between or by any party hereto, be deemed applied upon principal immediately upon receipt of such moneys by payee, with the same force and effect as though Maker had specifically designated such sums to be applied to principal prepayment. Notwithstanding any provision herein to the contrary, however, no such application shall give rise to an obligation on the part of Maker to pay any prepayment premium, if any, payable pursuant to the Defeasance Documents. The provisions of this paragraph shall control every other provision of this Note.

     Section 4.08. Costs of Collection. Subject to Section 4.04 hereof, Maker agrees to pay all costs and expenses of collection incurred by Payee, in addition to principal, interest, and premiums, if any, and Late Charges, including, without limitation, reasonable attorneys, fees and disbursements, all costs and expenses incurred in connection with the pursuit by Payee of any of its rights or remedies hereunder, under the Security Agreement or any of the other Defeasance Documents or the protection of or realization of collateral or in connection with Payee's collection efforts, whether or not suit on this Note, on any of the other Defeasance Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand with interest thereon to be calculated at the Default Rate and shall be secured by the Security Agreement and all other collateral at any time held by Payee as security for Maker's obligations to Payee.

     Section 4.09. Waiver of Jury Trial. Maker, to the fullest extent it may lawfully do so, waives any right it may have to trial by jury in any action, including, without limitation, any tort action, to interpose any counterclaim in any action (other than a compulsory counterclaim), and to have the same consolidated with any other or separate action brought on or with respect to this Note, the Security Agreement or any other Defeasance Document.

     Section 4.10. Headings. The section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

     Section 4.11. Participation. Payee shall have the right to assign this Note in whole, but not in part, the Security Agreement and/or any of the other
Defeasance Documents, and to transfer, assign or sell participation and subparticipations (including blind or undisclosed participation and subparticipations) in the Security Agreement and the other Defeasance Documents and the obligations hereunder to any Person; provided, however, that no participation shall increase, decrease or otherwise affect either Maker's or Payee's obligations hereunder, under the Security Agreement or under any of the other Defeasance Documents.

                                      ****

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     IN WITNESS WHEREOF,  this Note has been duly executed by Maker, the day and year first above written.

                                      CASTLE ROCK FACTORY SHOPS PARTNERSHIP

                                      By:  Prime Retail, L.P., a Delaware
                                           limited partnership, its general
                                           partner

                                      By:  Prime Retail, Inc., a Maryland
                                           corporation, its general partner

                                      By:  /s/ R. Kelvin Antill
                                           --------------------
                                           Name:  R. Kelvin Antill
                                           Title:  Executive Vice President -
                                                   General Counsel and Secretary


                                      LOVELAND FACTORY SHOPS LIMITED PARTNERSHIP

                                      By:  Prime Retail, L.P., a Delaware
                                           limited partnership, its general
                                           partner

                                      By:  Prime Retail, Inc., a Maryland
                                           corporation, its general partner

                                      By:  /s/ R. Kelvin Antill
                                           ---------------------
                                           Name:  R. Kelvin Antill
                                           Title:  Executive Vice President -
                                                   General Counsel and Secretary